Report of Independent Accountants



To the Board of Directors and Stockholder of Residential Funding Corporation



We have examined management's assertion about Residential Funding Corporation's (the "Company") compliance with the minimum servicing standards in their role as Master Servicer as of and for the year ended December 31, 1999, included in the accompanying management assertion. Such assertions were examined relating to those mortgage loans included in the listing of mortgage loans and series of certificates included in the attached Exhibit 1. Our testing procedures were applied only to the series of certificates serviced on or before September 30, 1999. Direct servicing functions are performed by various subservicers.

Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with their minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. Loans and series of certificates subject to such procedures were selected using sampling methods, and accordingly, we make no representation that our examination procedures were performed on a specific loan or series of certificates as listed in the attached
Exhibit 1. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the standards.

In our opinion, management's assertion that the Company complied with the aforementioned standards as of and for the year ended December 31, 1999, is fairly stated, in all material respects.


/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota

March 20, 2000

                  Management's Assertion Concerning Compliance
                     with USAP Minimum Servicing Standards



March 20, 2000



PricewaterhouseCoopers LLP
650 South Third Street
Suite 1300
Minneapolis, MN 55402


As of and for the year ended December 31, 1999, Residential Funding Corporation ("RFC") has complied in all material respects with our minimum servicing standards set forth below for those loans serviced for others under master servicing arrangements. Direct servicing functions are performed by various subservicers.

Our minimum standards are:

I.   CUSTODIAL BANK ACCOUNTS

A. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

          1)   Be mathematically accurate.

          2) Be prepared within thirty (30) calendar days after the cutoff date.

          3)   Be reviewed  and  approved  by someone  other than the person who
               prepared  the  reconciliation,   and  document   explanation  for
               reconciling items.

          4) These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

B. Each custodial and escrow account as maintained by the master servicer and subservicer shall be maintained in an eligible account in trust for the applicable certificateholders as prescribed by applicable pooling and servicing agreements.

C. Funds shall be advanced by the master servicer or the subservicer, as required by applicable pooling and servicing agreements in accordance with the amortization schedule of each mortgage loan, or for overdrafts in the mortgagers escrow accounts.

II.  SUBSERVICER REMITTANCES

A. Remittances for mortgage payments and payoffs received from subservicers shall be deposited into the applicable investor custodial bank account within one business day of receipt.

B. Remittances from subservicers shall be reconciled to applicable mortgager records during the appropriate accounting cycle.

C. Reconciliations shall be performed monthly for each subservicer remittance. These reconcilations shall:

1)      Be mathematically accurate.

2)      Be prepared within thirty (30) calendar days after the cutoff date.



III. DISBURSEMENTS

A. Disbursements to investors shall be made in accordance with the applicable pooling and servicing agreements and/or the prospectus indicating how cash flows are to be allocated.

B. Amounts remitted to investors per our investor reports shall agree with the custodial bank statements.

C.   Only  permitted  withdrawals  per  the  applicable  pooling  and  servicing
     agreements    shall   be   made   from   the    custodial    accounts   for
     certificateholders.

D. Disbursements of investor funds from custodial accounts via wire transfer shall be made only by authorized personnel.



IV.  INVESTOR ACCOUNTING AND REPORTING

        Statements to the certificateholders shall be made with each monthly distribution in accordance with applicable pooling and servicing agreements detailing the applicable distribution activity and effect on the unpaid principal balance of the mortgage loans.

V.   MORTGAGOR LOAN ACCOUNTING

A. Uniform Single Attestation Program reports from external subservicers will be obtained and reviewed to provide a basis in meeting our minimum servicing standards.

B. Mortgage loan records shall agree with, or reconcile to, the mortgage loan records maintained by the subservicer with respect to unpaid principal balance on a monthly basis.


VI.  DELIQUENCIES

     Reports from subservicers identifying delinquent loans shall be received and reviewed monthly. Reports shall be made with each distribution to certificateholders as to the number and aggregate principal balances of delinquent mortgage loans, based on the most recent reports furnished by the subservicers.

VII. INSURANCE POLICIES

     As of and for this same period, RFC had in effect a fidelity bond in the amount $150,000,000 and an errors and omissions policy in the amount of $100,000,000 for the first eight months of 1999 which was decreased to $50,000,000 as of September 1, 1999.

/s/ Bruce Paradis
Bruce Paradis
Managing Director /President

/s/ Davee Olson
Davee Olson
Managing Director/ Chief Financial Officer

/s/ Christopher Gilson
Christopher Gilson
Managing Director

Residential Funding Corporation

Serviced Series with Initial Cutoff Date Prior to September 30, 1999
December 31, 1999                   Exhibit I

1986 Series

1986-12
1986-15

1987 Series

1987-1
1987-3
1987-4
1987-6
1987-S1
1987-S5
1987-U17
1987-U4
1987-U5
1987-WH1A
1987-WH1B
1987-WH1C

1988 Series

1988-U1

1989 Series

1989-S1
1989-SW1A
1989-SW1B
1989-SW2

1990 Series

1990-2
1990-3A
1990-3B
1990-C1AK

1990-C1A-K
1990-S14
1990-SW2A
1990-SW2B
1990-SW3
1990-WH2

1991 Series

1991-1A
1991-1B
1991-1C
1991-21A
1991-21B
1991-25A
1991-4
1991-MS3B
1991-R14
1991-R9
1991-S11
1991-SW1A
1991-SW1B
1991-SW1C
1991-SW5B

1992 Series

1992-2
1992-4
1992-J9
1992-S11
1992-S16
1992-S2
1992-S20
1992-S21
1992-S22
1992-S23
1992-S24
1992-S25
1992-S27
1992-S28
1992-S29
1992-S30
1992-S31
1992-S32
1992-S33
1992-S34
1992-S35
1992-S36
1992-S37
1992-S38
1992-S39
1992-S42
1992-S43
1992-S44
1992-S6
1992-S8
1992-S9
1992-SW12
1992-SW1A
1992-SW1B
1992-SW1C
1992-SW3
1992-SW4
1992-U11

1993 Series

1993-1
1993-6
1993-J2
1993-J4
1993-PC11A
1993-PC11B
1993-PC11C
1993-PC3
1993-PC6
1993-PC7
1993-PC9D
1993-PC9F
1993-PC9G
1993-PC9H
1993-PC9I
1993-PC9J
1993-S1
1993-S10
1993-S11
1993-S12
1993-S13
1993-S14
1993-S15
1993-S16
1993-S17
1993-S18
1993-S2
1993-S20
1993-S21
1993-S22
1993-S23
1993-S24
1993-S25
1993-S26
1993-S27
1993-S28
1993-S29
1993-S3
1993-S30
1993-S31
1993-S32
1993-S33
1993-S34
1993-S35
1993-S36
1993-S37
1993-S38
1993-S39
1993-S4
1993-S40
1993-S41
1993-S42
1993-S43
1993-S44
1993-S45
1993-S46
1993-S47
1993-S48
1993-S49
1993-S6
1993-S7
1993-S8
1993-S9
1993-WH10
1993-WH13
1993-WH13A
1993-WH15A
1993-WH15B
1993-WH15C
1993-WH15D
1993-WH15E94
1993-WH15F94
1993-WH15G94
1993-WH15K94
1993-WH4A
1993-WH4B
1993-WH4C
1993-WH8

1994 Series

1994-RS4
1994-S1
1994-S10
1994-S11
1994-S12
1994-S13
1994-S14
1994-S15
1994-S16
1994-S16I
1994-S16II
1994-S16III
1994-S17
1994-S18
1994-S19
1994-S2
1994-S20
1994-S3
1994-S5
1994-S6
1994-S7
1994-S8
1994-S9
1994-WH1
1994-WH10
1994-WH11A
1994-WH11B
1994-WH12
1994-WH14
1994-WH15
1994-WH16A
1994-WH16B
1994-WH16C
1994-WH16D
1994-WH17
1994-WH18
1994-WH2
1994-WH20
1994-WH21A
1994-WH21B
1994-WH23
1994-WH3
1994-WH4A
1994-WH4B
1994-WH4C
1994-WH4D
1994-WH4E
1994-WH4F
1994-WH5
1994-WH8

1995 Series

1995-1
1995-HWH1
1995-K1
1995-KS1
1995-KS2
1995-KS3
1995-KS4
1995-Q1
1995-QS1
1995-R20
1995-R5
1995-S1
1995-S10
1995-S11
1995-S12
1995-S13
1995-S14
1995-S15
1995-S16
1995-S17
1995-S18
1995-S19
1995-S2
1995-S21
1995-S3
1995-S4
1995-S6
1995-S7
1995-S8
1995-S9
1995-WH1
1995-WH10
1995-WH11
1995-WH14
1995-WH19
1995-WH20
1995-WH21
1995-WH22A
1995-WH4
1995-WH5
1995-WH8
1995-WH9

1996 Series

1996-HS1
1996-HS2
1996-KS1
1996-KS2
1996-KS3
1996-KS4I
1996-KS4II
1996-KS5
1996-QS1
1996-QS3
1996-QS3I
1996-QS3II
1996-QS4
1996-QS4I
1996-QS4II
1996-QS5
1996-QS6
1996-QS7
1996-QS7I
1996-QS7II
1996-QS8
1996-S1
1996-S10
1996-S11
1996-S12
1996-S13
1996-S14
1996-S14
1996-S15
1996-S16
1996-S17
1996-S18
1996-S19
1996-S2
1996-S20
1996-S21
1996-S22
1996-S23
1996-S24
1996-S25
1996-S3
1996-S4
1996-S5
1996-S6
1996-S7
1996-S8
1996-S9
1996-WH10
1996-WH14
1996-WH15A
1996-WH15B
1996-WH15C
1996-WH18
1996-WH18II
1996-WH19
1996-WH1A
1996-WH3
1996-WH4
1996-WH4B
1996-WH4C
1996-WH4D
1996-WH4E
1996-WH4F
1996-WH4G2
1996-WH4H
1996-WH4I
1996-WH4JI
1996-WH4JII
1996-WH5
1996-WH7

1997 Series

1997-HI1
1997-HI3
1997-HS5
1997-KS1I
1997-KS1II
1997-KS2
1997-KS3
1997-KS4
1997-NPC1
1997-NWH1
1997-NWH2
1997-NWH3
1997-NWH5
1997-NWH6
1997-NWH6B
1997-NWH7
1997-NWH8
1997-NWH9
1997-QS1
1997-QS10
1997-QS11
1997-QS12
1997-QS13
1997-QS2
1997-QS3
1997-QS4
1997-QS5
1997-QS6
1997-QS7
1997-QS8
1997-QS9
1997-QWH1
1997-S1
1997-S10
1997-S11
1997-S12
1997-S13
1997-S14
1997-S15
1997-S16
1997-S17
1997-S18
1997-S19
1997-S2
1997-S20
1997-S21
1997-S3
1997-S4
1997-S5
1997-S6
1997-S7
1997-S8
1997-S9
1997-WH10
1997-WH11
1997-WH12
1997-WH14A
1997-WH14B
1997-WH15
1997-WH16
1997-WH1A
1997-WH1BI
1997-WH1BII
1997-WH1CA
1997-WH1CB
1997-WH1D
1997-WH1E
1997-WH1F
1997-WH1F
1997-WH1G
1997-WH1HI
1997-WH1HII
1997-WH6
1997-WH8
1997-WH9

1998 Series

1998-HI2
1998-HI4
1998-HS1
1998-KS1
1998-KS1GR1
1998-KS2
1998-KS3
1998-KS3GR2
1998-KS4
1998-NS1
1998-NS2
1998-NWH2
1998-NWH4
1998-NWH8A
1998-NWH8B
1998-QS1
1998-QS10
1998-QS11
1998-QS12
1998-QS13
1998-QS14
1998-QS15
1998-QS16
1998-QS17
1998-QS2
1998-QS21
1998-QS3
1998-QS4
1998-QS5
1998-QS6
1998-QS7
1998-QS8
1998-QS9
1998-QWH1
1998-QWH2A
1998-QWH2B
1998-QWH2C
1998-QWH2D
1998-RS1
1998-S1
1998-S10
1998-S12
1998-S13
1998-S14
1998-S15
1998-S16
1998-S17
1998-S18
1998-S19
1998-S2
1998-S20
1998-S21
1998-S22
1998-S23
1998-S24
1998-S25
1998-S26
1998-S27
1998-S28
1998-S29
1998-S3
1998-S30
1998-S31
1998-S4
1998-S5
1998-S6
1998-S7
1998-S8
1998-S9
1998-WH10
1998-WH14
1998-WH1E
1998-WH3
1998-WH4
1998-WH7A
1998-WH7B
1998-WH7C
1998-WH8
1998-WH9A
1998-WH9B
1998-WHT1

1999 Series

1999-HS2
1999-HWH2
1999-KS1
1999-KS2
1999-KS3
1999-KS4
1999-NWH1
1999-NWH2
1999-NWH3
1999-NWH5A
1999-NWH5B
1999-QS1
1999-QS10
1999-QS11
1999-QS12
1999-QS13
1999-QS14
1999-QS2
1999-QS3
1999-QS4
1999-QS5
1999-QS6
1999-QS7
1999-QS8
1999-QS9
1999-QWH1
1999-QWH2
1999-QWH3
1999-RS1
1999-RS2
1999-RS3
1999-RS4
1999-S1
1999-S10
1999-S11
1999-S12
1999-S13
1999-S14
1999-S15
1999-S16
1999-S17
1999-S18
1999-S19
1999-S2
1999-S20
1999-S21
1999-S22
1999-S23
1999-S3
1999-S4
1999-S5
1999-S6
1999-S7
1999-S8
1999-S9
1999-WH10
1999-WH12
1999-WH14
1999-WH17
1999-WH2
1999-WH3
1999-WH4
1999-WH5
1999-WH8

Residential Funding Corporation
Serviced Series with Initial Cutoff Date Prior to September 30, 1999
December 31, 1999                        Exhibit II


Loans serviced for others

Liberty Lending Services, Inc.
Pool 5900

TeleBank
Pool 5901

Owensboro National Bank
Pool 5002